Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Symmetry Medical Inc. 2004 Employee Stock Purchase Plan, as amended of our report dated March 17, 2005, with respect to the consolidated financial statements of Symmetry Medical Inc. included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP Ernst & Young LLP

Indianapolis, Indiana

March 24, 2005